Exhibit 4.2
November 10, 2006
Joel E. Biggerstaff, Chief Executive Officer            via hand delivery
AirNet Systems, Inc.
3939 International Gateway
Columbus, OH 43219
Re: AirNet Systems, Inc. (“AirNet”) Credit Facilities
Dear Mr. Biggerstaff:
We refer to that certain Amended and Restated Credit Agreement (as from time to time amended, the “Credit Agreement”) dated May 28, 2005, by and among AirNet, The Huntington National Bank, as agent for and on behalf of the lenders from time to time party thereto (in such capacity, herein “Agent”), JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (Main Office Columbus) (“Chase”) and The Huntington National Bank as a lender and the LC Issuer (in such capacity, herein “Huntington”). Each capitalized term used but not otherwise defined in this letter agreement shall have the meaning ascribed to it in the Credit Agreement.
We have been advised that, during the third quarter of 2006, AirNet has recognized a $24,560,000.00 non-recurring, non-cash impairment charge related to certain assets (herein, the “Impairment Charge”). Solely as a result of the impact of the Impairment Charge on AirNet’s financial statements, AirNet has, as of September 30, 2006, breached the financial covenants set forth in Sections 6.24.1 (“Fixed Charge Coverage Ratio”) and 6.24.2 (“Leverage Ratio”) of the Credit Agreement. The existing violation (which occurred as of September 30, 2006 solely as a result of the Impairment Charge) of each of the above referenced financial covenants constitutes a Default under Section 7.3 of the Credit Agreement and is referred to herein as the “Existing Financial Covenant Default.” Agent has discussed said Existing Financial Covenant Default with the Lenders, and hereby provides formal notice of the same to each Lender pursuant to Sections 9.9 and 12.14 of the Credit Agreement.
Each of Huntington and Chase hereby consent to the waiver by Agent of the Existing Financial Covenant Default. Huntington and Chase presently constitute Required Lenders for purposes of consenting to such waiver.
Pursuant to the authority referenced above, Agent, for itself and on behalf of the Lenders, hereby waives the Existing Financial Covenant Default (notwithstanding Sections 6.24.1, 6.24.2, and 7.3 of the Credit Agreement as in effect on September 30, 2006 and at all times prior to the date hereof), and acknowledges that the Impairment Charge alone shall not be deemed to give rise to a Material Adverse Effect under Section 5.5 of the Credit Agreement, it being understood and agreed that (i) except for the waiver of the Existing Financial Covenant Default, neither the Agent nor any Lender has granted any waiver of any Default, Unmatured Default, breach or violation of the Loan Documents (including, without limitation, Section 6.24 thereof) which has occurred and/or is existing, or may occur and/or be existing in the future; and (ii) the foregoing waiver of the Existing Financial Covenant Default is contingent upon the execution and delivery by AirNet and the Guarantors of a certain Fifth Change in Terms Agreement effective as of the date hereof, pursuant to which certain provisions of the Credit Agreement shall be modified (said Change in Terms Agreement to constitute one of the “Loan Documents”); and (iii) Agent, for itself and on behalf of the Lenders hereby reserves all rights with respect to AirNet and the Guarantors under the Loan Documents, at law or in equity, with respect to any matter, Default or Unmatured Default, now existing or hereafter arising, existing, occurring or continuing, which does not constitute the Existing Financial Covenant Default, and, with respect to any such matter, Default or Unmatured Default, Agent and the Lenders shall at any time be entitled to enforce any of their respective rights and remedies, under the Loan Documents and otherwise, against AirNet and/or the Guarantors.
Agent, for itself and on behalf of the Lenders, hereby acknowledges and agrees that (i) AirNet’s notification to Agent of the Existing Financial Covenant Default has satisfied AirNet’s obligation under Section 6.3 of the Credit Agreement to notify the Lenders of any Default, and (ii) the recognition of the Impairment Charge shall, for purposes of the Credit Agreement, not constitute a material decline in the value of the Collateral under the Security Documents that would give rise to a Default under Section 7.17 of the Credit Agreement or support a demand from Lenders that additional security be provided under such section.
The foregoing is given subject to the following:
1. Each of AirNet, AMI, Float, Jetride (now known as 7250 STARCHECK, INC.), Timexpress and Fast Forward hereby acknowledge and agree that, (i) after giving effect to the express terms and provisions of this letter agreement and the waiver of the Existing Financial Covenant Default provided by the Lenders and Agent herein, each and all of the terms, covenants and conditions of, and the obligations of each of them under, all Loan Documents shall remain in full force and effect and each such party ratifies and confirms its obligations under the Loan Documents and each confession of judgment or cognovit provision contained in the Loan Documents; (ii) upon the request of Agent or the Required Lenders, each of them shall enter into such additional documents and/or agreements as are customarily required of credit parties by any of the Lenders in connection with waivers and/or loan modifications; (iii) neither this letter agreement, the waiver given pursuant hereto, nor any previous modification, extension or compromise entered into with respect to any indebtedness of AirNet and/or any Guarantor to Agent and/or the Lenders (whether or not the same was in writing) shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future release, modification, extension, waiver or compromise; (iv) after giving effect to the express terms and provisions of this letter agreement and the waiver of the Existing Financial Covenant Default provided by the Lenders and Agent herein, each of the representations and warranties made in the Loan Documents is true and correct in all material respects as of the date of this letter agreement (except to the extent the Impairment Charge could be construed to be a “Material Adverse Effect” under Section 5.5 of the Credit Agreement); and (v) no event or condition exists which constitutes a Default or Unmatured Default under the Loan Documents (except for the Existing Financial Covenant Default waived hereby).
2. Contemporaneously with or prior to the execution of this letter agreement by Agent, Agent shall have received (i) this letter agreement, fully executed by AirNet and each Guarantor, (ii) the Fifth Change in Terms Agreement referenced above, fully executed by AirNet and each Guarantor, (iii) payment of the fees and expenses of the Lenders and Agent in connection with this letter agreement and the Fifth Change in Terms Agreement, (iv) payment of a loan fee in the amount of $18,750.00, and (v) all other items and documents reasonably requested by Agent.
Please acknowledge the foregoing agreement by signing and returning to us executed counterparts of this letter agreement.
Very truly yours,
The Huntington National Bank, as Agent

By:	/s/ John M. Luehmann John M. Luehmann, as Vice President
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Acknowledged and Agreed:

AirNet Systems, Inc., an Ohio corporation

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, Chief Executive Officer
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

7250 STARCHECK, INC., an Ohio corporation formerly known as Jetride, Inc.

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, President
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Float Control, Inc., a Michigan corporation

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, President
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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AirNet Management, Inc., an Ohio corporation

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, President
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Fast Forward Solutions, LLC, an Ohio limited liability company

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, President
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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timexpress.com, inc. an Ohio corporation

By:	/s/ Joel E. Biggerstaff Joel E. Biggerstaff, President
WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
[Lender consent contained on next page]

The undersigned Lenders hereby evidence their consent to the foregoing:

JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (Main Office Columbus), a national banking association

By:	/s/ Warren Bebinger Warren Bebinger, Senior Vice President

The Huntington National Bank, a national banking association

By:	/s/ John M. Luehmann John M. Luehmann, Vice President

cc	Warren Bebinger, Bank One, N.A. (via facsimile 614-248-5518) John M. Luehmann, The Huntington National Bank (via facsimile 614-480-5791)